UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐	Definitive Proxy Statement
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☐	Soliciting Materials Pursuant to §240.14a-12

VAPOR CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Vapor Corp. Announces Date of Special Meeting

DANIA BEACH, Fla., January 13, 2016 /PRNewswire/ — Vapor Corp. (NASDAQ CM: VPCO) (“Vapor”), a leading U.S.-based distributor and retailer of vaporizers, e-liquids, e-cigarettes and e-hookahs, announced today that it has commenced mailing definitive proxy materials in connection with its upcoming special meeting of stockholders, which will take place on Thursday, January 28, 2016 at 10:00 a.m., Eastern time, at Vapor’s corporate office located at 3001 Griffin Rd., Dania Beach, Florida 33312. Stockholders of record as of January 7, 2016 are entitled to vote their common shares at the special meeting and may begin submitting their proxies.

At the special meeting, Vapor will seek stockholder approval of two amendments to Vapor’s Amended and Restated Certificate of Incorporation: (1) an amendment to effect, at the discretion of Vapor’s Board of Directors (the “Board”), a reverse stock split at a ratio between 1-for-10 and 1-for-70 shares of common stock to be determined by the Board and a change in the par value of the common stock from $0.001 to $0.0001 and (2) an amendment to increase the number of authorized shares of common stock from 500,000,000 shares, par value $0.001, to 5,000,000,000, par value $0.0001.

Vapor’s Board recommends that shareholders vote “FOR” the proposals to be acted upon at the special meeting. Stockholders are encouraged to read the definitive proxy materials in their entirety as they provide a detailed discussion of the proposals.

Stockholders who have questions about the special meeting, or who need assistance in submitting their proxies or voting their shares, should contact Vapor’s proxy solicitor, Okapi Partners, LLC, toll-free at (877) 629-6355.

About Vapor Corp.

Vapor Corp., a Nasdaq company, is a U.S.-based distributor and retailer of vaporizers, e-liquids and electronic cigarettes. It recently acquired the retail store chain “The Vape Store” as part of a merger with Vaporin, Inc. The Company’s innovative technology enables users to inhale nicotine vapor without smoke, tar, ash or carbon monoxide. Vapor Corp. has a streamlined supply chain, marketing strategies and wide distribution capabilities to deliver its products. The Company’s brands include VaporX®, Krave®, Hookah Stix® and Vaporin™ and are distributed to retail stores throughout the U.S. and Canada. The Company sells direct to consumer via e-commerce and Company-owned brick-and-mortar retail locations operating under “The Vape Store” brand.

Safe Harbor Statement

Safe Harbor Statements under the Private Securities Litigation Reform Act of 1995: The Material contained in this press release may include statements that are not historical facts and are considered “forward-looking” statements within the meaning of the Private Securities

Litigation Reform Act of 1995. These forward-looking statements reflect Vapor Corp.’s current views about future events, financial performances, and project development. These “forward-looking” statements are identified by the use of terms and phrases such as “will,” “believe,” “expect,” “plan,” “anticipate,” and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from Vapor’s expectations. These risk factors include, but are not limited to, the risks and uncertainties identified by Vapor Corp. under the headings “Risk Factors” in its latest Annual Report on Form 10-K. These factors are elaborated upon and other factors may be disclosed from time to time in Vapor Corp.’s filings with the Securities and Exchange Commission. Vapor Corp. expressly does not undertake any duty to update forward-looking statements.

SOURCE Vapor Corp.